UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Sixth Street, Suite 300
Media, Pennsylvania	19063

(Address of principal executive offices)	(Zip Code)

(610) 480-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

     In order to correct a typographical error, InfraSource Services, Inc. hereby amends Item 5.02 of its Current Report on Form 8-K filed on April 21, 2005 to read as follows:

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 15, 2005, InfraSource Services, Inc. (the “Company”) was informed by John R. Marshall, Chairman of the Company’s Board of Directors and a member of the Audit Committee and the Nominating and Corporate Governance Committee, that he would not stand for re-election at the Company’s upcoming Annual Meeting of Stockholders. Mr. Marshall’s decision to not stand for re-election was the result of his accepting an executive position with Great Plains Energy Incorporated and not due to any disagreement with the Company involving any aspect of the Company’s operations, internal controls, policies or practices.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC.
(Registrant)

	By:	/s/ Terence R. Montgomery

Date: April 21, 2005	Name	Terence R. Montgomery
	Title:	Senior Vice President, Chief Financial Officer and Secretary